Exhibit 3.2

BY-LAWS

Of

CHURCH & DWIGHT CO., INC.

A Delaware Corporation

As Amended and Restated as of May 2, 2018

ARTICLE I

OFFICES

SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. The Corporation may also have offices at such other places, within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. The Annual Meeting of Stockholders and all Special Meetings of Stockholders shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

SECTION 2. Annual Meetings of Stockholders shall be held at a time and on a day designated by the Board of Directors within the months of April, May or June of each year. At such Meeting the Stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Notice of each Annual Meeting, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and shall be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to vote at such meeting.

SECTION 4. Special Meetings of Stockholders may be called at any time for any purpose or purposes by the Chairman or the Chief Executive Officer or, at the request of either of them or at the request of a majority of directors then in office, by the Secretary.

SECTION 5. Notice of each Special Meeting, shall be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to vote at such meeting. Each such notice of Special Meeting shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and shall indicate the person or persons calling the meeting.

SECTION 6. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the votes entitled to be cast at a meeting of Stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting. If a quorum is not present or represented by proxy at any meeting of Stockholders, the holders of a majority of votes entitled to be cast at the meeting who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented by proxy. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each Stockholder of record entitled to vote at the meeting.

SECTION 7. At any meeting of Stockholders each Stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law, each Stockholder of record shall be entitled to the number of votes for each share of stock as determined in accordance with Article FOURTH of the Certificate of Incorporation for each share of stock entitled to vote standing in his name on the books of the Corporation. Except as otherwise provided by law or in the Certificate of Incorporation or by these By-Laws, at all meetings of Stockholders where a quorum is present, all matters shall be decided by the vote of the majority in voting interest of the Stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

SECTION 8. Each Stockholder entitled to vote at any meeting of Stockholders may, to the fullest extent permitted by law, authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission, or by such other means as shall otherwise be permitted from time to time by law. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except in those cases where an irrevocable proxy is permitted by law and the proxy indicates that it is intended to be irrevocable. No proxy shall be valid more than three years after its date, unless the proxy provides for a longer period.

SECTION 9. If Authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Stockholders and proxy holders not physically present at a meeting of Stockholders may be means of remote communication, to the fullest extent permitted by law: (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

ARTICLE III

DIRECTORS

SECTION 1. The Board of Directors shall manage the business of the Corporation and shall have and may exercise all the powers of the Corporation except in cases where such power is reserved to the Stockholders by law, the Certificate of Incorporation or these By-Laws.

SECTION 2. The number of directors which shall constitute the entire Board of Directors shall be such number, not less than three nor more than fifteen, as shall be determined by the Board of Directors in accordance with Article FIFTH of the Certificate of Incorporation. As used in these By-Laws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the directors shall be elected at the Annual Meeting of Stockholders by written ballot, and shall serve for such term as may be provided in the Certificate of Incorporation. For the avoidance of doubt, commencing with the Annual Meeting of Stockholders to be held in 2021, all directors shall be elected for one-year terms expiring at the next Annual meeting of Stockholders. Each director nominee shall be elected by the affirmative vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is 14 days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by Stockholders present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 3, a majority of the votes cast means that the number of shares voted “for” a nominee’s election must exceed the number of votes cast “against” that nominee’s election. Abstentions and broker non-votes are not counted as votes for or against any nominee. If directors are to be elected by a plurality of the votes cast, Stockholders shall not be permitted to vote against a nominee. Notwithstanding the foregoing, if authorized by the Board of Directors, the election of directors may be, to the fullest extent permitted by law, by a ballot submitted by electronic transmission or by such other means as may be permitted from time to time by law.

SECTION 4. Any of the directors may be removed and the resulting vacancy filled only in accordance with Article FIFTH of the Certificate of Incorporation.

SECTION 5. The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

SECTION 6. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of any or all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. The first meeting of each newly elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders an at the place thereof, and no notice of such meeting need be given to the newly elected directors. If such first meeting is not so held, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

SECTION 2. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such times and at such places within or without the State of Delaware, as shall from time to time be determined by the Board.

SECTION 3. Special meetings of the Board of Directors may be called by the Chairman or the Chief Executive Officer or at the request of either of them or at the request of any five directors by the Secretary on at least two days’ notice to each director.

SECTION 4. Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these By-Laws and shall state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice thereof.

SECTION 5. Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at such meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting.

SECTION 6. Any action of the Board of Directors which is required to be taken at a meeting may be taken without a meeting if written consent to the action is signed by all the members of the Board of Directors and filed with the minutes of the Board of Directors.

ARTICLE V

COMMITTEES

SECTION 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of two or more directors. The

Board of Directors may designate in like manner one or more of its members to serve as alternates on such committees. To the extent permitted by law, the Executive Committee shall have and exercise all the authority of the Board of Directors, except as the Board shall otherwise expressly provide, and the other committees shall have such authority as the Board shall provide by resolution adopted by a majority of the entire Board. The Board of Directors, acting as aforesaid, shall have power at any time to change the membership of any such committees, to fill vacancies in the membership thereof, and to discharge any such committees.

SECTION 2. Each committee, as and when the Board of Directors shall require, shall keep records of its actions and report upon the same to the Board. Unless the Board shall otherwise provide, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings, and may fix the time and place of its meetings.

SECTION 3. Any action of any committee which is required to be taken at a meeting may be taken without a meeting if written consent to the action is signed by all the members of the committee and filed with the records of the committee.

ARTICLE VI

NOTICES AND WAIVERS THEREOF

SECTION 1. Whenever notice is required to be given to any Stockholder, such notice shall be given personally, by mail or by such other means as shall otherwise be permitted from time to time by law. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the Stockholder at his address as it appears on the record of Stockholders.

SECTION 2. Whenever notice is required to be given to any director, the notice shall be given personally (including by telephone), or by mail, telegram, cable, by mail, other public instrumentality or by such other means as shall otherwise be permitted from time to time by law. Such notice shall be deemed given, if (i) mailed, when deposited in the United States mail, with postage thereon prepaid (ii) telegraphed, cabled or sent by other public instrumentality, when delivered to the telegraph company, cable company, or other public instrumentality, directed to the director at his business address (or, if he shall have filed with the Secretary a written request that notices to him be directed to some other address, then directed to him at such other address) or (iii) given by such other means, when provided for from time to time by law.

SECTION 3. Whenever any notice is required to be given to any stockholder or any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the meeting, shall be deemed equivalent to the giving of such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting the lack of notice prior to the meeting or at its commencement, and any director attending a meeting of the Board of Directors without protesting the lack of notice prior to the meeting or at its commencement, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VII

OFFICERS

SECTION 1. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of each newly elected Board of Directors following the Annual Meeting of Stockholders. Vacancies among these officers may be filled and additional such officers may be elected by the Board of Directors at any regular or special meeting of the Board of Directors. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries and such other officers of the Corporation as the Board of Directors may from time to time determine to be desirable. The Board of Directors may also elect from among their number a Chairman of the Board who also shall be an officer of the Corporation. Any two or more such offices may be held by the same person. The Board of Directors shall designate one officer as Chief Executive Officer, and may designate one officer as Chief Operating Officer. The Vice President Finance shall be the Chief Financial Officer wherever said designation is legally required.

SECTION 2. An officer shall hold office for such term as the Board of Directors shall determine. Any officer elected or appointed by the Board of Directors may be removed at any time, for cause or without cause, by the Board of Directors.

SECTION 3. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or in such manner as it may provide.

SECTION 4. The Chairman of the Board, if there be a Chairman, shall preside at all meetings of stockholders and of the Board of Directors at which he shall be present, and shall have such other duties as from time to time may be assigned to him by the Board of Directors or by these By-Laws. If there be no Chairman, or in his absence or disability, the President shall preside at all meetings of stockholders and of the Board of Directors.

SECTION 5. The Chief Executive Officer of the Corporation shall have general and active management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have the authority, in his discretion, to vote, or give a proxy to vote, the stock of the Corporation’s subsidiaries held in the name of the Corporation at meetings of stockholders of such subsidiaries, or to consent on behalf of the Corporation to any action of stockholders in lieu of a meeting.

SECTION 6. In the absence or disability of the Chief Executive Officer, the Chief Operating Officer, if there be one, shall perform the duties and exercise the powers of the Chief Executive Officer unless the Chief Executive Officer in contemplation of his absence shall in writing have designated some other officer of the Corporation to perform the duties and exercise the powers of the Chief Executive Officer. If there be no Chief Operating Officer, then the officers of the Corporation in order of their seniority shall perform the duties and exercise the powers of the Chief Executive Officer, unless the Board of Directors shall otherwise direct.

SECTION 7. The Chief Executive Officer may also appoint one or more officers of any division or department of the Corporation, with duties and power limited to such division or department, but no such division or department officer shall be deemed to be an officer of the Corporation by virtue of such appointment.

SECTION 8. The other officers and the agents and employees of the Corporation shall each generally assist the Chief Executive Officer and have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

CERTIFICATE FOR SHARES

SECTION 1. The shares of the Corporation will be represented by certificates unless the Board of Directors by resolution provides that some or all of any classes or series of stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until the certificate is surrendered to the Corporation, and any such resolution may provide that, notwithstanding the resolution’s authorization of uncertificated shares, every holder of stock of the affected class or classes or series represented by certificates and upon request every holder of uncertificated shares of the affected class or classes or series will be entitled to have a certificate representing shares. Certificates representing shares of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

SECTION 2. The signatures of the officers of the Corporation or the officers of the transfer agent or registrar upon a certificate may be facsimiles. If any such officer who has signed, or whose facsimile signature has been placed upon a certificate, shall cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation or, if the issuance of uncertificated shares has been duly authorized for the relevant class or series, uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion, may prescribe such terms and conditions precedent to the issuance of the new certificate or uncertificated shares as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any certificate alleged to have been lost or destroyed.

SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation or, if the issuance of uncertificated shares has been duly authorized for the class or series represented by such surrendered certificate, uncertificated shares shall be issued to the person entitled thereto, the old certificate shall be cancelled, and the transaction shall be recorded upon the books of the Corporation.

SECTION 5. The Board of Directors may fix in advance a date as the record date for determination of the Stockholders entitled to notice of or to vote at any meeting of Stockholders, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. Such date shall be not less than ten nor more than sixty days before the date of such meeting nor more than sixty days prior to any other action. If no record date is so fixed, the record date shall be as provided by law. When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

INDEMNIFICATION

SECTION 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

SECTION 2. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition as authorized by the Board of Directors; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director, officer, employee or agent of the Corporation in his or her capacity as such in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent of the Company, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent of the Corporation is not entitled to be indemnified as authorized by this Section.

SECTION 3. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 4. The indemnification rights provided by this Article, including the right to right to be paid by the Corporation the expenses incurred in defending a proceeding in advance of its final disposition, shall be considered a contract between the Corporation and such person, and no modification or repeal of such indemnification rights, nor the adoption of any provision of the Certificate of Incorporation or the By-Laws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of the indemnification rights in respect of any acts or failure to act occurring before such modification, repeal or adoption.

SECTION 5. The indemnification rights provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 6. The Corporation may purchase and maintain insurance on behalf of itself or any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Article.

SECTION 7. The provisions of this Article shall be deemed retroactive and shall provide all indemnity provided by the other sections of this Article IX for all acts and omissions of the officers and directors of the Corporation since the date of incorporation.

ARTICLE X

GENERAL PROVISIONS

SECTION 1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its creation, the words “Corporate Seal Delaware”, and such other appropriate legend as the board of Directors may from time to time determine. When so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be affixed or reproduced in lieu of the corporate seal.

SECTION 2. The fiscal year of the Corporation shall end on December 31 in each year.

SECTION 3. Stockholders shall have no right except as conferred by statute, to inspect any books, papers or accounts of the Corporation.

SECTION 4. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s Stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws (as either may be amended from time to time) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware or, solely to the extent that the Court of Chancery of the State of Delaware does not have jurisdiction over the action or proceeding, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring or holding any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 4.

ARTICLE XI

AMENDMENTS

SECTION 1. These By-Laws may be amended or repealed, and new By-Laws may be adopted, amended or repealed by the Board of Directors or by the stockholders at any regular or special meeting.

The undersigned, duly elected, qualified and acting Secretary of Church & Dwight Co., Inc. hereby certifies that the foregoing are the re-stated By-Laws of Church & Dwight Co., Inc., duly adopted by the stockholders at their annual meeting May 9, 1972 as amended thereafter on May 5, 1980, March 25, 1981, May 25, 1988, September 23, 1992, January 31, 2001, October 31, 2007, January 28, 2009, February 1, 2012, January 27, 2016, and May 2, 2018.

/s/ Patrick de Maynadier
Patrick de Maynadier
Executive Vice President,
General Counsel and Secretary